NEW IBERIA, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended June 30, 2011, the third quarter of fiscal 2011.
Earnings for the quarter ended June 30, 2011 amounted to $1.8 million, or $0.85 per diluted share, compared to $1.82 million, or $0.87 per diluted share for the same quarter in fiscal 2010, a decrease of $0.02 per diluted share, or 2.3%.
Earnings for the nine month period ended June 30, 2011 amounted to $5.13 million, or $2.45 per diluted share, compared to $5.25 million or $2.49 per diluted share, for the same period in fiscal 2010, a decrease of $0.04 per diluted share, or 1.6%.  For the same period in FY 2009, diluted EPS amounted to $2.42.
“We posted record earnings for the past two years in very difficult times and our earnings for the past nine months are near those levels,” said Little.

The Company reported the following highlights:
•
Checking Account balances increased 8.2% compared to the linked quarter and 23.4% compared to June 30, 2010.  Checking account balances now amount to 33.4% of total deposits, compared to 29.3% a year ago.

•
SmartGrowth Deposits increased 3.9% compared to the linked quarter and 16.1% compared to a year ago. SmartGrowth Deposits amounted to 72.9% of total deposits, compared to 71.8% at March 31, 2011 and 67.9% a year ago.

•	Total Deposits increased 2.4% compared to the linked quarter and 8.2% compared to a year ago.
•	The average yield on all deposits was 0.82% compared to 0.94% for the linked quarter and 1.25% a year ago.
•	Cost of interest bearing liabilities amounted to 1.43%, compared to 1.57% for the linked quarter and 1.92% a year ago.
•	Net interest margin for the quarter amounted to 4.24%, compared to 4.25% for the linked quarter and 4.18% a year ago.
•	Total Assets increased to $789.0 million, an increase of $6.9 million for the linked quarter, or 0.88%.
•	All capital measures continue to remain strong.

•	Tangible book value per share increased to a record $36.11.
•
The Bank experienced higher than normal net charge-offs of 0.57% of loans primarily due to two large commercial credit relationships which were previously reserved.  Net charge offs for the last twelve months totaled 0.80% of average loans.

•	The Company paid a quarterly dividend of $0.36 per share compared to $0.355 per share for the quarter ended June 30, 2010, an increase of 1.4%.
•
The Bank completed its conversion from a federally chartered savings bank to a Louisiana chartered commercial bank, regulated by the Commissioner of the Office of Financial Institutions of the State of Louisiana and the Federal Deposit Insurance Corporation (FDIC).

Capital

Dollars in Thousands	Jun ‘11	Mar ‘11	Dec '10	Sep ‘10	Jun ‘10
Stockholders’ Equity Ratio of Equity to Assets	$78,581 9.96%	$77,578 9.92%	$76,497 10.15%	$75,513 9.92%	$74,549 9.74%
Tangible Equity Ratio	9.54%	9.49%	9.71%	9.48%	9.30%
Total Risk-Based Capital Ratio	14.49%	13.94%	13.79%	13.52%	13.30%
Book Value per Common Share	$37.87	$37.23	$36.81	$36.19	$35.45
Tangible Book Value Per Common Share	$36.11	$35.47	$35.04	$34.43	$33.70
Total Assets	$789,004	$782,152	$753,701	$761,524	$765,484

Asset Quality

The following table sets forth asset quality ratios for each of the past five quarters:

	Jun ‘11	Mar ‘11	Dec '10	Sep'10	Jun '10
Net Charge-offs/Average Loans	0.57%	0.09%	0.08%	0.08%	0.05%
ALLL/NPLs	69.94%	68.32%	66.36%	63.92%	59.29%
ALLL/NPAs	56.27%	59.94%	56.36%	51.96%	53.29%
ALLL/Loans	1.39%	1.78%	1.68%	1.55%	1.48%
NPAs/Assets	1.83%	2.22%	2.34%	2.34%	2.16%

The following table sets forth the allowance for loan loss activity for each of the past 5 quarters.

(in 000's)	Jun ‘11	Mar ‘11	Dec '10	Sep '10	Jun '10
Beginning ALLL	$10,452	$9,953	$9,256	$8,830	$8,253
Provision for Loan Losses	1,000	1,000	1,150	900	900
Net Charge-offs	3,329	501	453	474	323
Ending ALLL	$8,123	$10,452	$9,953	$9,256	$8,830
Ending ALLL (net of specific reserves)	$8,075	$7,455	$7,046	$7,125	$6,513

Net charge-offs for the quarter were $3.3 million, or 0.57% of average loans, compared to $323,000 or 0.05% of average loans for the same period a year ago.  For the twelve months ended June 30, 2011, net charge offs were $4.8 million or 0.80% of average loans, compared to $2.3 million or 0.38% of loans for the twelve months ended June 30, 2010.  The increase in net charge-offs for the quarter was primarily due to two commercial real estate land and construction credit relationships, which accounted for $2.2 million in charge offs this quarter.  These charged off amounts were previously included in the Allowance for Loan Losses as specific reserves.

The allowance for loan losses was $8.1 million or 1.39% of total loans at June 30, 2011.  This represented a decrease of $0.7 million from $8.8 million or 1.48% of total loans at June 30, 2010, and a decrease of $2.3 million from $10.5 million or 1.78% of total loans at March 31, 2011, primarily due to net charge-offs during the quarter.
Non-performing assets decreased to $14.4 million, or 1.83% of total assets, at June 30, 2011, compared to $17.3 million, or 2.22% of total assets at March 31, 2011 and $16.4 million, or 2.16% of total assets a year ago, primarily due to charge-offs of previously reserved credits during the quarter. Non-performing assets consist of non-accrual loans, loans 90 days or more past due and other real estate owned.

Net Interest Income

(In 000’s)	Jun ‘11	Mar ‘11	Dec ‘10	Sep ‘10	Jun ‘10
Interest Income	$9,758	$9,736	$10,003	$10,163	$10,299
Interest Expense	2,185	2,363	2,542	2,728	2,969
Net Interest Income	$7,573	$7,373	$7,461	$7,435	$7,330

Net interest income for the three months ended June 30, 2011 amounted to $7.57 million compared to $7.33 million for the quarter ended June 30, 2010, an increase of 3.3%, or $243,000 primarily due to a decrease in interest expense.

Net Interest Margin and Spread

	Jun ‘11	Mar '11	Dec '10	Sep '10	Jun '10
Yield on Earning Assets	5.46%	5.61%	5.75%	5.84%	5.87%
Cost of Interest Bearing Liabilities	1.43%	1.57%	1.69%	1.79%	1.93%
Spread	4.03%	4.04%	4.06%	4.05%	3.94%
Net Interest Margin	4.24%	4.25%	4.29%	4.27%	4.18%

Net interest margin amounted to 4.24% for the three-month period ended June 30, 2011; compared to 4.25% for the linked quarter and 4.18% for the three-months ended June 30, 2010.
Spread amounted to 4.03% for the three month period ended June 30, 2011, compared to 3.94% for the same period in the previous year.  Compared to the same quarter last year, the average yield on earnings assets decreased 41 basis points from 5.87% to 5.46%, while the average cost of funds decreased 50 basis points from 1.93% to 1.43%.
Yield on Loan Compared to Cost of Deposits	Jun ‘11	Mar '11	Dec '10	Sep '10	Jun '10
Average Yield on Loans	6.20%	6.17%	6.29%	6.36%	6.39%
Average Cost of Interest Bearing Deposits	0.96%	1.08%	1.15%	1.25%	1.41%

The average yield on loans decreased from 6.39% for the quarter ended June 30, 2010 to 6.20% for the quarter ended June 30, 2011.  The cost of interest bearing deposits decreased from 1.41% for the quarter ended June 30, 2010 to 0.96% for the quarter ended June 30, 2011.
“SmartGrowth deposits continue to increase, led by growth in checking deposits,” said Little.  “As a result, our cost of funds continues to go down and our net interest margin remains stable.”
The average yield on SmartGrowth deposits is 0.24%, compared to 0.32% for the linked quarter and 0.58% a year ago.

Operating Revenue
Operating Revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.5 million, which was comparable to the four preceding quarters.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Jun ‘11	Mar '11	Dec '10	Sep '10	Jun '10
Net Interest Income	$7.6	$7.4	$7.5	$7.4	$7.3
Non-interest Income	3.9	3.8	4.0	4.0	4.2
Operating Revenue	$11.5	$11.2	$11.5	$11.4	$11.5

Non-Interest Income
Non-interest income increased slightly to $3.9 million for the quarter compared to $3.8 million in the linked quarter and $4.2 million a year ago.  This amounted to 2.02% of average assets for the quarter, compared to 2.02% for the linked quarter and 2.17% a year ago.  Deposit fees comprised 92.4% of non-interest income for the quarter, compared to 90.5% for the linked quarter and 92.0% a year ago.  Interchange fees amounted to $881,000 for the quarter, compared to $820,000 for the linked quarter and $849,000 a year ago.
On June 29, 2011, the Federal Reserve approved new regulations affecting interchange fees of Banks over $10 billion in assets, effective October 1, 2011.  “Even though these regulations are not effective until our next fiscal year, and even though Teche is exempt from the regulation, management continues to closely monitor these changes,” said Little.
Non-interest income amounted to 34.2% of operating income for the quarter ended June 30, 2011, compared to 36.2% for the three months ended June 30, 2010 and to 34.2% for the linked quarter.

Non-Interest Income (thousands)	Jun ‘11	Mar '11	Dec '10	Sep '10	Jun '10
Interchange fee Income	881	820	786	782	849
Other Non-Interest Income	3,057	3,012	3,186	3,182	3,304
Total Non-Interest Income	3,938	3,832	3,972	3,964	4,153
Total Non-Interest Income/Assets	2.02%	2.02%	2.09%	2.08%	2.16%
Non-Interest Expense	7,777	7,918	7,583	7,732	7,877
Non-Interest Expense/Assets	3.99%	4.17%	3.99%	4.06%	4.11%

Non-Interest Expense
For the quarter, non-interest expense was $7.8 million or 3.99% of average assets, compared to the linked quarter of $7.9 million or 4.17% of average assets, a decrease of 0.18%.  Compared to the same quarter in fiscal 2010, non-interest expense decreased $100,000 or 1.3%.
Net Income and Dividends
Since 2003, the Company has increased dividends for eight consecutive years and on June 30, 2011 paid a $0.36 per share quarterly dividend, its sixty-fourth consecutive.  Based on the closing price of the Company’s common stock on June 30, 2011 of $34.80, the annualized dividend yield was 4.10%.

(In 000’s)	Jun ‘11	Mar ‘11	Dec '10	Sep '10	Jun'10
Net Income	$1,790	$1,513	$1,824	$1,847	$1,821
Dividends Declared Per Share	$0.36	$0.36	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.86	$0.73	$0.88	$0.89	$0.87
Diluted Earnings Per Common Share	$0.85	$0.72	$0.87	$0.88	$0.87
Annualized Return on Avg. Assets	0.92%	0.80%	0.96%	0.97%	0.95%
Annualized Return on Avg. Equity	8.96%	7.74%	9.36%	9.61%	9.60%
Annualized Return on Avg. Tangible Equity	9.40%	8.13%	9.84%	10.12%	10.12%

Loans

(In 000’s)	Jun ‘11	Mar ‘11	Dec '10	Sep '10	Jun '10
SmartGrowth Loans
Consumer	$109,476	$109,092	$111,139	$111,571	$110,855
Commercial	201,324	207,509	208,797	212,933	212,762
Home Equity	51,293	51,045	52,182	53,405	55,860
SmartMortgages	88,019	88,799	89,389	86,959	86,624
Total SmartGrowth Loans	450,112	456,445	461,507	464,868	466,101
Mortgage Loans (owner occupied conforming)	133,264	131,708	132,224	131,023	131,590
Total Loans	$583,376	$588,153	$593,731	$595,891	$597,691

Gross loans receivable decreased to $583.4 million at June 30, 2011, from $588.2 million at March 31, 2011 and $597.7 million at June 30, 2010, representing a linked quarter decrease of $4.8 million, or 0.8% and a twelve month decrease of $14.3 million or 2.4%.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $450.1 million, or 77.2% of total loans at June 30, 2011, compared to $456.4 million, or 77.6% at March 31, 2011 and $466.1 million at June 30, 2010, for a three month decrease of $6.3 million, or 1.4% and a twelve month decrease of $16.0 million, or 3.4%.
“SmartGrowth loans decreased primarily due to a combination of normal repayments, reduced originations and charge-offs this quarter in the commercial portfolio,” said Little.  “Compared to last year at this time, loan balances are 2.4% lower.”
Commercial loan balances at June 30, 2011 amounted to $201.3 million, compared to $207.5 million at March 31, 2011 and $212.7 million at June 30, 2010, for a three month decrease of $6.2 million or 3.0% and a twelve month decrease of $11.4 million, or 5.4%.  Consumer loan balances at June 30, 2011 amounted to $109.5 million, compared to $109.1 million at March 31, 2011 and $110.8 million at June 30, 2010, a linked quarter increase of $0.4 million, or 0.4%.
Deposits

(In 000’s)	Jun ‘11	Mar ‘11	Dec '10	Sep '10	Jun '10
SmartGrowth Deposits
Checking	$209,080	$193,244	$186,240	$173,206	$169,396
Money Market	55,280	56,618	55,557	60,246	62,643
Savings	191,586	188,819	169,326	166,734	160,567
Total SmartGrowth Deposits	$455,946	$438,681	$411,123	$400,186	$392,606
Time Deposits	169,377	172,211	172,316	179,169	185,496
Total Deposits	$625,323	$610,892	$583,439	$579,355	$578,102

“We are very pleased that we are growing SmartGrowth Deposits, and increasing overall deposits and reducing our cost of funds,” said Little.
Three Month Growth.  Total deposits increased to $625.3 million at June 30, 2011, from $610.9 million at March 31, 2011, a linked quarter increase of $14.4 million or 2.4%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits increased $17.3 million to $455.9 million or 3.9% at June 30, 2011, from $438.7 million at March 31, 2011.
Checking account balances at June 30, 2011 increased $15.8 million, or 8.2%, to $209.1 million from $193.2 million at March 31, 2011.
Twelve Month Growth. Total deposits increased to $625.3 million at June 30, 2011, from $578.1 million at June 30, 2010, a twelve month increase of $47.1 million, or 8.2%.  Total SmartGrowth Deposits increased $63.3 million, or 16.1% from $392.6 million at June 30, 2010.
SmartGrowth Deposits amounted to 72.9% of total deposits as of June 30, 2011 compared to 67.9% at June 30, 2010.
Checking account balances at June 30, 2011 increased 23.4% or $39.7 million in the past 12 months. Checking account balances now account for 33.4% of total deposits compared to 29.3% at June 30, 2010.
Teche Holding Company is the parent company of Teche Federal Bank, which operates nineteen offices in South Louisiana and serves over 60,000 customers.  Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $789 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time.   The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Selected Financial Data
(UNAUDITED)
	THREE MONTHS ENDED
	Jun.	Mar.	Dec.	Sep.	Jun.
Condensed Statements of Income	2011	2011	2010	2010	2010
Interest Income	$9,758	$9,736	$10,003	$10,163	$10,299
Interest Expense	2,185	2,363	2,542	2,728	2,969
Net Interest Income	7,573	7,373	7,461	7,435	7,330
Provision for Loan Losses	1,000	1,000	1,150	900	900
Net Interest Income after
Provision for Loan Losses	6,573	6,373	6,311	6,535	6,430
Non Interest Income	3,938	3,832	3,972	3,964	4,153
Non Interest Expense	7,777	7,918	7,583	7,732	7,877
Income Before Gain on Securities
and Sale of Loans	2,734	2,287	2,700	2,767	2,706
Gain(Loss) on Securities	(52)	8	--	(95)	--
Gain(Loss) on Sale of Loans	4	10	9	6	7
Income Taxes	896	792	885	831	892
Net Income	$1,790	$1,513	$1,824	$1,847	$1,821
Selected Financial Data
Dividends Declared Per Share	$0.36	$0.36	$0.355	$0.355	$0.355
Basic Earnings Per Common Share	$0.86	$0.73	$0.88	$0.89	$0.87
Diluted Earnings Per Common Share	$0.85	$0.72	$0.87	$0.88	$0.87
Annualized Return on Avg. Assets	0.92%	0.80%	0.96%	0.97%	0.95%
Annualized Return on Avg. Equity	8.96%	7.74%	9.36%	9.61%	9.60%
Annualized Return on Avg.
Tangible Equity (1)	9.40%	8.13%	9.84%	10.12%	10.12%
Yield on Interest Earning Assets	5.46%	5.61%	5.75%	5.84%	5.87%
Cost of Interest Bearing Liabilities	1.43%	1.57%	1.69%	1.79%	1.93%
Spread	4.03%	4.04%	4.06%	4.05%	3.94%
Net Interest Margin	4.24%	4.25%	4.29%	4.27%	4.18%
Non-Interest Income/Avg. Assets	2.02%	2.02%	2.09%	2.08%	2.16%
Non-Interest Expense/Avg. Assets	3.99%	4.17%	3.99%	4.06%	4.11%
Quarterly Net Charge-offs/Avg. Loans	0.57%	0.09%	0.08%	0.08%	0.05%
Weighted avg. shares Outstanding
Basic	2,073	2,072	2,068	2,074	2,083
Diluted	2,097	2,098	2,089	2,092	2,103
AVERAGE BALANCE SHEET DATA
Total Assets	$780,213	$759,993	$759,858	$761,191	$767,379
Earning assets	$714,528	$693,747	$696,304	$696,494	$701,756
Loans	$586,420	$589,879	$595,547	$597,024	$599,883
Interest-bearing deposits	$529,664	$514,771	$506,887	$509,572	$515,165
Total deposits	$613,778	$590,664	$579,902	$576,373	$583,576
Total stockholders’ equity	$79,942	$78,197	$77,923	$76,855	$75,859

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$79,942	$78,197	$77,923	$76,855	$75,859
Less average goodwill and other intangible assets,
net of related income taxes	3,671	3,667	3,670	3,673	3,689
Average Tangible Equity	$76,271	$74,530	$74,253	$73,182	$72,170

Net Income	1,790	1,513	1,824	1,847	1,821
Plus Amortization of core deposit
intangibles, net of related income taxes	3	2	3	5	5
Net Income, as adjusted	$1,793	$1,515	$1,827	$1,852	$1,826

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Selected Financial Data
(UNAUDITED)
	FISCAL YEAR TO DATE (NINE MONTHS) ENDED
	Jun.	Jun.
Condensed Statements of Income	2011	2010	$Change	%Change
Interest Income	$29,497	$31,174	$(1,677)	(5.4%)
Interest Expense	7,090	8,976	(1,886)	(21.0%)
Net Interest Income	22,407	22,198	209	0.9%
Provision for Loan Losses	3,150	2,996	154	5.1%
Net Interest Income after
Provision for Loan Losses	19,257	19,202	55	0.3%
Non Interest Income	11,743	12,123	(380)	(3.1%)
Non Interest Expense	23,277	23,498	(221)	(0.9%)
Income Before Gain on Securities
and Sale of Loans	7,723	7,827	(104)	(1.3%)
Gain(Loss) on Securities	(44)	(45)	1	2.2%
Gain(Loss) on Sale of Loans	22	7	15	214.3%
Income Taxes	2,574	2,535	39	1.5%
Net Income (loss)	$5,127	$5,254	$(127)	(2.4%)
Selected Financial Data
Dividends Declared Per Share	$1.075	$1.065	$0.01	0.9%
Basic Earnings Per Common Share	$2.48	$2.51	$(0.03)	(1.2%)
Diluted Earnings Per Common Share	$2.45	$2.49	$(0.04)	(1.6%)
Annualized Return on Avg. Assets	0.89%	0.92%	(0.03%)	(3.3%)
Annualized Return on Avg. Equity	8.69%	9.37%	(0.68%)	(7.3%)
Annualized Return on Avg.
Tangible Equity (1)	9.13%	9.89%	(0.76%)	(7.7%)
Yield on Interest Earning Assets	5.61%	5.96%	(0.50%)	(8.4%)
Cost of Interest Bearing Liabilities	1.57%	1.94%	(0.37%)	(19.1%)
Spread	4.04%	4.02%	0.02%	0.5%
Net Interest Margin	4.26%	4.24%	0.02%	0.5%
Non-Interest Income/Avg. Assets	2.03%	2.11%	(0.09%)	(4.3%)
Non-Interest Expense/Avg. Assets	4.05%	4.11%	(0.06%)	(1.5%)
Quarterly Net Charge-offs/Avg. Loans	0.57%	0.05%	0.52%	1,000.4%
Weighted avg. shares Outstanding
Basic	2,071	2,094	(23)	(1.1%)
Diluted	2,094	2,112	(18)	(0.9%)
AVERAGE BALANCE SHEET DATA
Total Assets	$766,684	$762,872	$3,812	0.5%
Earning assets	$701,527	$697,509	$4,018	0.6%
Loans	$590,637	$599,845	$(9,208)	(1.5%)
Interest-bearing deposits	$517,079	$513,080	$3,999	0.8%
Total deposits	$594,256	$578,860	$15,396	2.7%
Total stockholders’ equity	$78,683	$74,748	$3,935	5.3%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$78,683	$74,748	$3,935	5.3%
Less average goodwill and other intangible assets,
net of related income taxes	3,667	3,697	(30)	(0.8%)
Average Tangible Equity	$75,016	$71,051	$3,965	5.6%

Net Income	$5,127	$5,254	(127)	(2.4%)
Plus Amortization of core deposit
intangibles, net of related income taxes	9	15	(6)	(40.0%)
Net Income, as adjusted	$5,136	$5,269	$(133)	(2.5%)

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)
	Jun. 2011	Mar. 2011	Dec. 2010	Sep. 2010	Jun. 2010
SmartGrowth Loans
Consumer	$109,476	$109,092	$111,139	$111,571	$110,855
Commercial	201,324	207,509	208,797	212,933	212,762
Home Equity	51,293	51,045	52,182	53,405	55,860
SmartMortgage Loans	88,019	88,799	89,389	86,959	86,624
Total SmartGrowth Loans	450,112	456,445	461,507	464,868	466,101
Mortgage Loans (owner occupied conforming)	133,264	131,708	132,224	131,023	131,590
	583,376	588,153	593,731	595,891	597,691
Allowance for Loan Losses	-8,123	-10,452	-9,953	-9,256	-8,830
Loans Receivable, Net	575,253	577,701	583,778	586,635	588,861

Cash and Securities	154,061	144,465	110,405	115,217	121,783
Goodwill and Other Intangibles	3,673	3,678	3,682	3,687	3,692
Foreclosed Real Estate	2,694	2,039	2,079	1,181	1,547
Other	53,323	54,269	53,757	54,804	49,601
TOTAL ASSETS	$789,004	$782,152	$753,701	$761,524	$765,484

SmartGrowth Deposits
Checking	$209,080	$193,244	$186,240	$173,206	$169,396
Money Market	55,280	56,618	55,557	60,246	62,643
Savings	191,586	188,819	169,326	166,734	160,567
Total Smart Growth Deposits	455,946	438,681	411,123	400,186	392,606
Time Deposits	169,377	172,211	172,316	179,169	185,496
Total Deposits	625,323	610,892	583,439	579,355	578,102

FHLB Advances	79,533	83,585	87,756	100,017	106,445
Other Liabilities	5,567	10,097	6,009	6,639	6,388
Stockholders’ Equity	78,581	77,578	76,497	75,513	74,549
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$789,004	$782,152	$753,701	$761,524	$765,484

Ratio of Equity to Assets	9.96%	9.92%	10.15%	9.92%	9.74%
Tangible Equity Ratio (1)	9.54%	9.49%	9.71%	9.48%	9.30%
Total Risk-Based Capital Ratio	14.49%	13.94%	13.79%	13.52%	13.30%
Book Value per Common Share	$37.87	$37.23	$36.81	$36.19	$35.45
Tangible Book Value Per Common Share (1)	$36.11	$35.47	$35.04	$34.43	$33.70
Shares Outstanding (in thousands)	2,075	2,084	2,078	2,082	2,091
Non-performing Assets/Total Assets	1.82%	2.22%	2.27%	2.06%	2.15%
ALLL/Loans	1.39%	1.78%	1.68%	1.55%	1.48%
ALLL/NPLs	69.94%	68.32%	66.36%	63.92%	59.92%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a
Tax effected basis. The amount was calculated using the following information.

Stockholders’ Equity	$78,581	$77,578	$76,497	$75,513	$74,549
Less goodwill and other Intangible
assets, net of related income taxes	-3,661	__-3,664	_ -3,670	_ -3,673	-3,677
Tangible Stockholders’ Equity	$74,920	$73,914	$72,827	$71,840	$70,872

Total Assets	$789,004	$782,152	$753,701	$761,524	$765,484
Less goodwill and other Intangible
assets, net of related income taxes	-3,661	-3,664	-3,670	-3,673	-3,677
Total Tangible Assets	$785,343	$778,488	$750,031	$757,851	$761,807

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
June 30, 2011	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$17,158	$51	0.30%	$1,052	6.13%
Permanent, Secured by:
1-4 Dwelling Units:	19,942	--	0.00%	69	0.35%
Revolving, Open-End Loans (HELOC)
All Other
Secured by First Liens	307,948	521	0.17%	3,367	1.09%
Secured by Junior Liens	9,952	--	0.00%	35	0.35%
Multifamily (5+ Dwelling Units)	21,309	898	4.21%	873	4.10%
Nonresidential Property (Except Land)	86,424	333	0.39%	368	0.43%
Land	36,738	1,367	3.72%	5,413	14.73%
Consumer	20,472	--	0.00%	69	0.34%
Commercial	16,266	1,367	8.40%	5,344	32.85%
Subtotal – Real Estate Loans	$499,471	$3,170	0.63%	$11,177	2.24%

Non-Real Estate Loans:
Commercial Loans	$25,433	$5	0.02%	--	0.00%
Consumer Loans:
Loans on Deposits	3,889	--	0.00%	3	0.08%
Auto Loans	2,266	--	0.00%	17	0.75%
Mobile Home Loans	38,585	97	0.25%	372	0.96%
Other	13,732	57	0.42%	94	0.68%
Subtotal – Non Real Estate Loans	$83,905	$159	0.19%	486	0.58%

Gross Loans	$583,376	$3,329	0.57%	$11,663	2.00%

Non-accruals	$10,863
90 + Days Past Due	800
OREO & Foreclosed	2,774
Nonperforming Assets (Net)	$14,437
Performing TDRs	1,711

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
March 31, 2011	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$16,462	$--	0.00%	$1,021	6.20%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,691	(15)	-0.08%	27	0.14%
All Other
Secured by First Liens	307,532	112	0.04%	3,038	0.99%
Secured by Junior Liens	10,244	23	0.22%	30	0.29%
Multifamily (5+ Dwelling Units)	22,358	--	0.00%	897	4.01%
Nonresidential Property (Except Land)	90,532	228	0.25%	884	0.98%
Land	38,923	--	0.00%	5,025	12.91%
Consumer	20,059	--	0.00%	59	0.29%
Commercial	18,864	--	0.00%	4,966	26.33%
Subtotal – Real Estate Loans	$504,742	$348	0.07%	$10,922	2.16%

Non-Real Estate Loans:
Commercial Loans	$24,813	$128	0.52%	$835	3.37%
Consumer Loans:
Loans on Deposits	3,921	--	0.00%	--	0.00%
Auto Loans	2,428	--	0.00%	7	0.29%
Mobile Home Loans	38,925	25	0.06%	471	1.21%
Other	13,324	--	0.00%	167	1.25%
Subtotal – Non Real Estate Loans	$83,411	$153	0.18%	$1,480	1.77%

Gross Loans	$588,104	$501	0.09%	$12,402	2.11%

Non-accruals	11,305
90 + Days Past Due	1,097
OREO & Foreclosed	2,039
Nonperforming Assets (Net)	$14,441

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$18,140	--	0.00%	$1,015	5.59%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,585	45	0.24%	--	0.00%
All Other
Secured by First Liens	308,088	325	0.11%	3,678	1.19%
Secured by Junior Liens	10,840	(3)	-0.03%	102	0.94%
Multifamily (5+ Dwelling Units)	21,752	--	0.00%	791	3.64%
Nonresidential Property (Except Land)	91,411	--	0.00%	-	0.00%
Land	39,597	(1)	0.00%	5,478	13.83%
Consumer	20,076	(1)	0.00%	98	0.49%
Commercial	19,521	--	0.00%	5,380	27.56%
Subtotal – Real Estate Loans	$508,413	366	0.07%	$11,064	2.18%

Non-Real Estate Loans:
Commercial Loans	$24,948	5	0.02%	$898	3.60%
Consumer Loans:
Loans on Deposits	4,445	(2)	-0.04%	2	0.04%
Auto Loans	2,684	1	0.04%	7	0.26%
Mobile Home Loans	39,628	72	0.18%	497	1.25%
Other	13,613	11	0.08%	155	1.14%
Subtotal – Non Real Estate Loans	$85,318	87	0.10%	$1,559	1.83%

Gross Loans	$593,731	$453	0.08%	$12,623	2.13%

Non-accruals	11,324
90 + Days Past Due	1,299
OREO & Foreclosed	2,129
Nonperforming Assets (Net)	$14,752

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2010	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,310	$102	0.48%	$1,066	5.00%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	18,530	51	0.28%	--	0.00%
All Other
Secured by First Liens	303,587	--	0.00%	4,829	1.59%
Secured by Junior Liens	11,048	(4)	-0.04%	108	0.98%
Multifamily (5+ Dwelling Units)	24,357	--	0.00%	1,522	6.25%
Nonresidential Property (Except Land)	85,718	257	0.30%	118	0.14%
Land	39,555	23	0.06%	6,100	15.42%
Consumer	20,044	--	0.00%	58	0.29%
Commercial	19,511	23	0.12%	6,042	30.97%
Subtotal – Real Estate Loans	$504,105	$429	0.09%	$13,743	2.73%

Non-Real Estate Loans:
Commercial Loans	$30,929	--	0.00%	$154	0.50%
Consumer Loans:
Loans on Deposits	4,672	1	0.02%	27	0.58%
Auto Loans	2,716	3	0.11%	4	0.15%
Mobile Home Loans	40,094	20	0.05%	458	1.14%
Other	13,375	21	0.16%	95	0.71%
Subtotal – Non Real Estate Loans	91,786	45	0.05%	738	0.80%

Gross Loans	$595,891	$474	0.08%	$14,481	2.43%

Non-accruals	13,676
90 + Days Past Due	805
OREO & Foreclosed	1,201
Nonperforming Assets (Net)	$15,682

Loans: Linked Quarter Comparison
Average Loan Balances & Yields	06/30/2011	06/30/2011	03/31/2011	03/31/2011	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$352,181	5.70%	$352,801	5.78%	$(620)	-0.08%
Commercial	130,800	5.58%	133,005	5.48%	(2,205	0.10%
Total Real Estate Loans	$482,981	5.67%	$485,806	5.70%	$(2,825)	-0.03%

Non-Real Estate Loans
Commercial	$24,813	5.97%	$24,876	5.78%	$(63)	0.19%
Consumer	78,626	9.51%	79,197	9.23%	(571)	0.28%
Total Non-Real Estate Loans	103,439	8.66%	104,073	8.40%	(634)	0.26%

Total All Loans	$586,420	6.20%	$589,879	6.17%	$(3,459)	0.03%

Loans: Prior Year Comparison
Average Loan Balances & Yields	06/30/2011	06/30/2011	06/30/2010	06/30/2010	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$352,181	5.70%	$349,849	5.97%	$2,332	-0.27%
Commercial	130,800	5.58%	139,442	5.74%	(8,642)	-0.16%
	$482,981	5.67%	$489,291	5.90%	$(6,310)	-0.23%

Non-Real Estate Loans
Commercial	$24,813	5.97%	29,964	6.35%	$(5,151)	-0.38%
Consumer	78,626	9.51%	80,629	9.35%	(2,003)	0.16%
	103,439	8.66%	$110,593	8.54%	$(7,154)	0.12%

Total All Loans	$586,420	6.20%	$599,884	6.39%	$(13,464)	-0.19%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	06/30/2011	06/30/2011	03/31/2011	03/31/2011	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$112,611	0.18%	$110,357	0.17%	$2,254	0.01%	2.0%
Non-interest bearing Deposits	84,114	0.00%	75,893	0.00%	8,221	0.00%	10.8%
Checking Total	$196,725	0.10%	$186,250	0.10%	$10,475	0.00%	5.6%

Savings Accounts	$190,379	0.38%	$176,515	0.55%	$13,864	-0.17%	7.9%
Money Market Accounts	55,619	0.27%	56,670	0.35%	(1,051)	-0.08%	-1.9%

Total Smart Growth Deposits	$442,723	0.24%	$419,435	0.32%	$23,288	-0.08%	5.6%

Time Deposits	$171,055	2.33%	$171,229	2.47%	(174)	-0.14%	-0.1%

Total Deposits	$613,778	0.82%	$590,664	0.94%	$23,114	-0.12%	3.9%

FHLB Advances	$79,879	4.61%	$85,550	4.53%	$(5,671)	0.08%	-6.6%

Total Interest-bearing liabilities	$609,543	1.43%	$600,321	1.57%	$9,222	-0.14%	1.5%

Non-interest bearing Deposits	$84,114	0.00%	$75,893	0.00%	$8,221	0.00%	10.8%

Interest-bearing Liabilities: Prior Year Comparison
Average balances	06/30/2011	06/30/2011	06/30/2010	06/30/2010	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$112,611	0.18%	$106,087	0.46%	$6,524	-0.28%	6.1%
Non-interest bearing Deposits	84,114	0.00%	68,411	0.00%	15,703	0.00%	23.0%
Checking Total	$196,725	0.10%	$174,498	0.28%	$22,227	-0.18%	12.7%

Savings Accounts	$190,379	0.38%	$154,065	1.00%	$36,314	-0.62%	23.6%
Money Market Accounts	55,619	0.27%	65,678	0.39%	(10,059)	-0.12%	-15.3%

Total Smart Growth Deposits	$442,723	0.24%	$394,241	0.58%	$48,482	-0.34%	12.3%

Time Deposits	$171,055	2.33%	$189,335	2.65%	$(18,280)	-0.32%	-9.7%

Total Deposits	$613,778	0.82%	$583,576	1.25%	$30,202	-0.43%	5.2%

FHLB Advances	$79,879	4.61%	$101,543	4.52%	$(21,664)	0.09%	-21.3%

Total Interest-bearing liabilities	$609,543	1.43%	$616,708	1.92%	$(7,165)	-0.49%	-1.2%

Non-interest bearing Deposits	$84,114	0.00%	$68,411	0.00%	$15,703	0.00%	23.0%

Quarter-End Loan Quality Details
June 30, 2011	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$16,266	$5,344	32.9%	$170	1.0%	$10,752	66.1%
Commercial Construction	7,819	1,052	13.4%	382	4.9%	6,385	81.7%
Commercial Real Estate	107,733	2,596	2.4%	3,234	3.0%	101,903	94.6%
Commercial Non Real Estate	25,433	83	0.3%	530	2.1%	24,820	97.6%
Total Commercial	$157,251	$9,075	5.8%	$4,316	2.7%	$143,860	91.5%

Residential Loans
Residential Construction	$9,339	-	0.0%	-	0.0%	$9,339	100.0%
Residential	$337,842	$3,782	1.1%	184	0.1%	$333,876	98.8%
Total Residential	$347,181	$3,782	1.1%	$184	0.0%	$343,215	98.9%

Consumer Loans
Mobile Homes	$38,585	$371	0.9%	$66	0.2%	$38,148	98.9%
Consumer Other	40,359	170	0.4%	-	0.0%	40,189	99.6%
Total Consumer	$78,944	$541	0.7%	$66	0.1%	$78,337	99.2%

Total All Loans	$583,376	$13,398	2.3%	$4,566	0.8%	$565,412	96.9%

Quarter-End Loan Quality Details
March 31, 2011	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$18,864	$6,348	33.7%	$727	3.8%	$11,789	62.5%
Commercial Construction	8,402	1,072	12.8%	375	4.4%	6,955	82.8%
Commercial Real Estate	112,890	4,386	3.9%	3,134	2.8%	105,370	93.3%
Commercial Non Real Estate	24,813	104	0.4%	2,038	8.2%	22,671	91.4%
Total Commercial	$164,969	$11,910	7.2%	$6,274	3.8%	$146,785	89.0%

Residential Loans
Residential Construction	8,060	-	0.0%	-	0.0%	8,060	100.0%
Residential	336,467	3,994	1.2%	285	0.1%	332,188	98.7%
Total Residential	$344,527	$3,994	1.2%	$285	0.1%	$340,248	98.8%

Consumer Loans
Mobile Homes	38,925	471	1.2%	-	0.0%	38,454	98.8%
Consumer Other	39,732	232	0.6%	-	0.0%	39,500	99.4%
Total Consumer	78,657	703	0.9%	-	0.0%	77,954	99.1%

Total All Loans	$588,153	$16,607	2.8%	$6,559	1.1%	$564,987	96.1%